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                                                                   EXHIBIT 10.03


                             DISTRIBUTION AGREEMENT
                    PLAN OF REORGANIZATION AND DISTRIBUTION



     DISTRIBUTION AGREEMENT ("Agreement") dated as of July 31, 1997 by and between Equifax Inc., a Georgia corporation ("Equifax"), and ChoicePoint Inc., a Georgia corporation ("ChoicePoint").

                                    RECITALS

     A. ChoicePoint is a wholly-owned subsidiary of Equifax formed for the purpose of taking title to the stock of certain Equifax subsidiaries, the assets and liabilities of which constitute the businesses of Equifax's Insurance Services Group ("ISG").

     B. The Board of Directors of Equifax has determined that it is in the best interests of Equifax and its shareholders to transfer and assign to ChoicePoint effective at and after the Effective Time (as defined herein) and as a contribution to the capital of ChoicePoint, the capital stock of the Equifax subsidiaries that currently operate the ISG businesses and to receive in exchange therefor shares of ChoicePoint Common Stock (as defined herein).

     C. The Board of Directors of Equifax has further determined that it is in the best interests of Equifax and its shareholders to transfer, sell and assign substantially all of the assets and substantially all of the liabilities of CUE UK (as defined herein) to ChoicePoint.

     D. The Board of Directors of Equifax has further determined that it is in the best interests of Equifax and its shareholders to make a distribution (the "Distribution") to the holders of Equifax Common Stock (as defined herein) of all of the outstanding shares of ChoicePoint Common Stock at the rate of one share of ChoicePoint Common Stock for every ten shares of Equifax Common Stock outstanding as of the Record Date (as defined herein).

     E. The parties intend that the Distribution not be taxable to Equifax or its shareholders pursuant to Section 355 of the Code (as defined herein).

     F. The parties have determined that it is necessary and desirable to set forth the principal corporate transactions required to effect the Distribution and to set forth other agreements that will govern certain other matters following the Distribution.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements and covenants contained in this Agreement and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

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                                   ARTICLE I

                                  DEFINITIONS

     Section 1.01 Definitions. As used herein, the following terms have the following meaning:

     "Acrofax" means Acrofax, Inc., a wholly-owned subsidiary of Equifax organized under the laws of the country of Canada.

     "Action" means any claim, suit, arbitration, inquiry, proceeding or investigation by or before any court, governmental or other regulatory or administrative agency or commission or any other tribunal.

     "Ancillary Agreements" means all of the written agreements, instruments, understandings, assignments and other arrangements entered into in connection with the transactions contemplated hereby, including, without limitation, the Employee Benefits Agreement, the Transition Support Agreement, the Intercompany Information Services Agreement, the Intellectual Property Agreement, the CUE UK Agreements, the Tax Sharing and Indemnification Agreement and the Real Estate Agreements.

     "Assets" means all properties, rights, contracts, leases and claims, of every kind and description, wherever located, whether tangible or intangible, and whether real, personal or mixed.

     "Assumed Debt" means that certain $29 million Liability of Equifax under its discretionary credit lines assumed by ChoicePoint pursuant to this Agreement.

     "ChoicePoint Articles" means the articles of incorporation of ChoicePoint in the form filed as an exhibit to the Form S-1 at the time it becomes effective.

     "ChoicePoint Assets" means (a) the capital stock of Osborn, EGSS and Services to be transferred at or prior to the Effective Time by Equifax to ChoicePoint, (b) all Assets of CUE UK (other than as provided in the CUE UK Agreements) to be sold by Equifax Europe UK, Ltd. to ChoicePoint Ltd. at or prior to the Effective Time pursuant to the CUE UK Agreements, (c) ChoicePoint's rights under the CUE UK Agreements, and (d) all Assets that are
(i) owned of record or held in the name of a member of the ChoicePoint Group at the Effective Time, (ii) treated for internal financial reporting purposes of Equifax prior to the Effective Time or on the ISG Balance Sheet as owned by a member of the ChoicePoint Group, or (iii) at the Effective Time used exclusively by one or more members of the ChoicePoint Group.

     "ChoicePoint Business" means the business now or formerly conducted by ISG.

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     "ChoicePoint Bylaws" means the bylaws of ChoicePoint in the form filed as an exhibit to the Form S-1 at the time it becomes effective.

     "ChoicePoint Common Stock" means the outstanding shares of common stock, $.10 par value, of ChoicePoint.

     "ChoicePoint Group" means ChoicePoint, Osborn, EGSS, Services, ChoicePoint Ltd., any of their respective subsidiaries and any subsidiary or division of any member of the Equifax Group that is included in the operations of the ChoicePoint Business and is included in the results of the ChoicePoint Business for internal financial reporting purposes.

     "ChoicePoint Liabilities" means (a) Liabilities of any member of the ChoicePoint Group under this Agreement or any Ancillary Agreement, (b) except as otherwise expressly provided in this Agreement or any Ancillary Agreement, Liabilities incurred in connection with the conduct or operation of the ChoicePoint Business (including any acquired businesses) or the ownership or use of the ChoicePoint Assets, whether arising before, at or after the Effective Time, (c) Liabilities arising under or in connection with the Form S-1, except to the extent such Liabilities arise out of or are based upon information included in the section of the Form S-1 entitled "Summary - Equifax Inc.", (d) except as otherwise expressly provided in this Agreement or any Ancillary Agreement, Liabilities set forth on the ISG Balance Sheet, (e) except as otherwise provided in this Agreement or any Ancillary Agreement, Liabilities of the Equifax Group or the ChoicePoint Group relating to a Sold ISG Business or arising out of the sale thereof, (f) any and all Liabilities assumed by ChoicePoint or another member of the ChoicePoint Group under the CUE UK Agreements, (g) the Assumed Debt and (h) any Liabilities relating to or arising out of the acquisition (whether through an acquisition of stock or assets or a merger, share exchange or other form of business combination) of any business prior to the Effective Time by any member of the ChoicePoint Group, except to the extent such Liabilities arise out of or are based upon the issuance of securities of Equifax in any such business combination transaction.

     "ChoicePoint Ltd." means ChoicePoint Ltd., a wholly-owned subsidiary of Services incorporated under the laws of the United Kingdom for the purpose of acquiring substantially all of the Assets and assuming substantially all of the Liabilities of CUE UK.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commission" means the Securities and Exchange Commission.

     "CUE UK" means the Equifax Insurance Services division of Equifax Europe UK, Ltd.

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     "CUE UK Agreements" means the Business Transfer Agreement and other related deeds, agreements, assignments, titles and notes relating to certain Assets and certain Liabilities of CUE UK, each entered into at or prior to the Effective Time between Equifax Europe UK Ltd. and ChoicePoint Ltd., as amended from time to time.

     "Distribution" is defined in the recitals to this Agreement.

     "Distribution Agent" means SunTrust Bank, Atlanta, in its capacity as agent for Equifax in connection with the Distribution.

     "Distribution Date" means the date upon which the Distribution shall be effective, as determined by the Board of Directors of Equifax.

     "ECIS" means Equifax Credit Information Services, Inc., a wholly-owned subsidiary of Equifax organized under the laws of the State of Georgia.

     "Effective Time" means 5:00 p.m. Atlanta time on July 31, 1997.

     "EGSS" means Equifax Government and Special Systems, Inc., a wholly-owned subsidiary of Equifax.

     "Employee Benefits Agreement" means the Employee Benefits Agreement entered into at or prior to the Effective Time between Equifax and ChoicePoint, as amended from time to time.

     "Equifax Business" means the business now or formerly conducted by Equifax and its present and former subsidiaries, joint ventures and partnerships, other than the ChoicePoint Business.

     "Equifax Common Stock" means the outstanding shares of common stock, $1.25 par value, of Equifax.

     "Equifax Group" means Equifax and its subsidiaries, joint ventures and partnerships, excluding any member of the ChoicePoint Group.

     "Equifax Liabilities" means (i) Liabilities of any member of the Equifax Group under this Agreement or any Ancillary Agreement, and (ii) Liabilities, other than ChoicePoint Liabilities, incurred in connection with the operation of the Equifax Business, whether arising before, at or after the Effective Time.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Form S-1" means the registration statement on Form S-1 filed by ChoicePoint with the Commission to effect the registration of the distribution of the


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ChoicePoint Common Stock pursuant to the Securities Act, as such registration statement may be amended from time to time.

     "Group" means the Equifax Group or the ChoicePoint Group, as the context so requires.

     "Guaranteed ChoicePoint Liabilities" means the ChoicePoint Liabilities on which any member of the Equifax Group is an obligor by reason of any guarantee or contractual commitment.

     "Guaranteed Equifax Liabilities" means the Equifax Liabilities on which any member of the ChoicePoint Group is an obligor by reason of any guarantee or contractual commitment.

     "Indemnifiable Loss" means any and all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses) in connection with any and all Actions or threatened Actions.

     "Intellectual Property Agreement" means the Intellectual Property Agreement entered into at or prior to the Effective Time between Equifax and ChoicePoint, as amended from time to time.

     "Intercompany Information Services Agreement" means the Intercompany Information Services Agreement entered into at or prior to the Effective Time between Equifax and ChoicePoint, as amended from time to time.

     "ISG Balance Sheet" means the consolidated balance sheet of ISG as of July 31, 1997, which balance sheet shall be prepared by Equifax on a basis consistent with Equifax's historical practices for the preparation of monthly divisional balance sheets.

     "Liabilities" means any and all claims, debts, liabilities and obligations, absolute or contingent, matured or not matured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, including all costs and expenses relating thereto, and including, without limitation, those debts, liabilities and obligations arising under this Agreement or any Ancillary Agreement, any law, rule, regulation, action, order or consent decree of any governmental entity or any award of any arbitrator of any kind, and those arising under any contract, commitment or undertaking.

     "Osborn" means Osborn Laboratories, Inc., a wholly-owned subsidiary of Equifax organized under the laws of the State of Delaware.

     "Prime Rate" means the prime rate of interest as determined from time to time by SunTrust Bank, Atlanta.


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     "Prospectus" means the prospectus to be sent to each holder of Equifax
Common Stock in connection with the Distribution.

     "Rabbi Trust" means the trust established by Equifax pursuant to that certain trust agreement dated December 29, 1989.

     "Real Estate Agreements" means all subleases, releases, assignments, consents and agreements relating to the division of real property and interests therein between members of the Equifax Group and members of the ChoicePoint Group entered into at or prior to the Effective Time, in each case as amended from time to time.

     "Record Date" means the date designated by Equifax's Board of Directors as the record date for determining the shareholders of Equifax entitled to receive the Distribution.

     "Revolving Credit Agreement" means the Revolving Credit Agreement among various lenders and ChoicePoint, which provides for up to $250 million of availability.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Services" means Equifax Services Inc., a wholly-owned subsidiary of Equifax organized under the laws of the State of Georgia.

     "Sold ISG Business" means any of the Assets or businesses related to the ChoicePoint Business formerly owned, directly or indirectly, by Equifax and heretofore sold.

     "Stock Benefit Trust" means the Equifax Inc. Stock Benefit Trust.

     "Tax" shall have the meaning given to such term in the Tax Sharing and Indemnification Agreement.

     "Tax Sharing and Indemnification Agreement" means the Tax Sharing and Indemnification Agreement entered into at or before the Effective Time between Equifax and ChoicePoint, as amended from time to time.

     "Transition Support Agreement" means the Transition Support Agreement entered into at or prior to the Effective Time between Equifax and ChoicePoint, as amended from time to time.


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                                   ARTICLE II

     REORGANIZATION; CONVEYANCE OF CERTAIN ASSETS; ASSUMPTION OF CERTAIN
          LIABILITIES; CERTAIN PAYMENTS; AND TRANSITION ARRANGEMENTS

     Section 2.01  Reorganization.

            (a) At or before the Effective Time, Equifax shall transfer to ECIS all of the capital stock of Acrofax.

            (b) At or before the Effective Time, Equifax shall contribute to ChoicePoint all of the issued and outstanding capital stock of Osborn, EGSS and Services in exchange for a number of shares of ChoicePoint Common Stock that when combined with the shares of ChoicePoint Common Stock already owned by Equifax shall equal approximately 14,700,000.

            (c) Immediately after the transaction described in paragraph 2.01(b) above, ChoicePoint shall transfer all of the issued and outstanding shares of capital stock of Osborn and EGSS to Services.

            (d) At or before the Effective Time, Services shall cause ChoicePoint Ltd. to be formed under the laws of the United Kingdom. At or before the Effective Time and pursuant to the terms of the CUE UK Agreements, ChoicePoint Ltd. shall purchase substantially all of the Assets and assume substantially all of the Liabilities of CUE UK in a transaction that is intended to be taxable under the Code.

     Section 2.02 Conveyance of Assets; Discharge of Liabilities. Except as otherwise expressly provided herein or in any of the Ancillary Agreements:

            (a) At the Effective Time (i) all ChoicePoint Assets are intended to be and shall become Assets of the ChoicePoint Group, (ii) all ChoicePoint Liabilities are intended to be and shall become the Liabilities of the ChoicePoint Group, and (iii) all other Assets and Liabilities of Equifax and its subsidiaries are intended to be and shall remain exclusively the Assets and Liabilities of the Equifax Group.

            (b) At the Effective Time, ChoicePoint shall assume and shall thereafter timely pay and discharge the Assumed Debt.

            (c) At the Effective Time, Equifax agrees to transfer or cause to be transferred to ChoicePoint or to such other members of the ChoicePoint Group as ChoicePoint may designate all right, title and interest of the Equifax Group in and to all of the ChoicePoint Assets.


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            (d)      At the Effective Time, ChoicePoint agrees to transfer or
cause to be transferred to Equifax or to such other member of the Equifax Group as Equifax may designate all right, title and interest of the ChoicePoint Group in and to all Assets that are not ChoicePoint Assets.

            (e) ChoicePoint agrees that at and after the Effective Time it will assume and thereafter timely pay and discharge all of the ChoicePoint Liabilities.

            (f) Equifax agrees that at and after the Effective Time it will assume and thereafter timely pay and discharge all of the Equifax Liabilities.

            (g) In the event that any conveyance of an Asset required hereby is not effected at or before the Effective Time, the obligation to transfer such Asset shall continue past the Effective Time and shall be accomplished as soon thereafter as practicable.

            (h) If any Asset may not be transferred by reason of the requirement to obtain the consent of any third party and such consent has not been obtained by the Effective Time, then such Asset shall not be transferred until such consent has been obtained, and Equifax and ChoicePoint, as the case may be, shall cause the owner of such Asset to use all reasonable efforts to provide to the appropriate member of the other Group all the rights and benefits under such Asset and cause such owner to enforce such Asset for the benefit of such member. Both parties shall otherwise cooperate and use all reasonable efforts to provide the economic and operational equivalent of an assignment or transfer of the Asset.

            (i) From and after the Effective Time, each party shall promptly transfer or cause the members of its Group promptly to transfer to the other party or the appropriate member of the other party's Group, from time to time, any property received that is an Asset of the other party or a member of its Group. Without limiting the foregoing, funds received by a member of one Group upon the payment of accounts receivable that belong to a member of the other Group shall be transferred to the other Group by wire transfer not more than five business days after receipt of such payment.

            (j) Except as expressly set forth in this Agreement or any Ancillary Agreement, instrument or document contemplated by this Agreement or any Ancillary Agreement, neither any member of the Equifax Group nor any member of the ChoicePoint Group has made or shall be deemed to have made any representation or warranty as to (i) the Assets, business or Liabilities retained, transferred or assumed as contemplated hereby or thereby, (ii) any consents or approvals required in connection with the transfer or assumption by such party of any Asset or Liability contemplated by this Agreement, (iii) the value or freedom from any lien, claim, equity or other encumbrance of, or any other matter concerning, any Assets of such party or (iv) the absence of any defenses or right of setoff or freedom from counterclaim with respect to any claim or other Asset of such party. EXCEPT AS MAY BE EXPRESSLY SET FORTH IN THIS AGREEMENT

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OR ANY ANCILLARY AGREEMENT, ALL ASSETS WERE, OR ARE BEING, TRANSFERRED, OR ARE
BEING RETAINED ON A "AS IS," "WHERE IS" BASIS AND THE RESPECTIVE TRANSFEREES WILL BEAR THE ECONOMIC AND LEGAL RISKS THAT ANY CONVEYANCE SHALL PROVE TO BE INSUFFICIENT TO VEST IN THE TRANSFEREE A TITLE THAT IS FREE AND CLEAR OF ANY LIEN, CLAIM, EQUITY OR OTHER ENCUMBRANCE.

     Section 2.03 Ancillary Agreements. At the Effective Time, Equifax and ChoicePoint will execute and deliver:

            (a) A duly executed Employee Benefits Agreement;

            (b) A duly executed Tax Sharing and Indemnification Agreement;

            (c) A duly executed Intercompany Information Services Agreement;

            (d) A duly executed Transition Support Agreement;

            (e) A duly executed Intellectual Property Agreement;

            (f) Duly executed copies of the CUE UK Agreements;

            (g) Duly executed copies of the Real Estate Agreements; and

            (h) Such other agreements, leases, documents or instruments as the parties may agree are necessary or desirable in order to achieve the purposes hereof.

     Section 2.04 Issuance of ChoicePoint Common Stock. At the Effective Time and in exchange for the transfer by Equifax to ChoicePoint of the stock and assets as provided above, ChoicePoint will issue and deliver to Equifax a certificate representing approximately 14,700,000 shares of ChoicePoint Common Stock constituting all the shares to be distributed as provided in Section 3.03 below.

     Section 2.05 Resignations. On the Distribution Date, ChoicePoint will deliver or cause to be delivered to Equifax resignations of each person who will be an employee of ChoicePoint from and after the Distribution Date and who is an officer or director of Equifax or any of its subsidiaries or affiliates not constituting a member of the ChoicePoint Group immediately prior to the Distribution Date.

     Section 2.06  Conduct of ChoicePoint Pending Distribution.

            (a) Prior to the Distribution Date, ChoicePoint shall not, without the prior consent of Equifax, make any press release concerning the Distribution and shall use its best efforts not to take any action which may prejudice or delay the consummation of the Distribution. Prior to the Distribution Date, ChoicePoint further agrees to regularly

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apprise Equifax of public announcements to or the dissemination of materials for financial analysts or other persons relating to its business and the Distribution.

            (b) Prior to the Distribution Date, the business of ChoicePoint shall be operated for the sole benefit of Equifax as ChoicePoint's sole shareholder; provided however, that upon consummation of the Distribution, the business of ChoicePoint shall be deemed to have been operated for the sole benefit of ChoicePoint and its new shareholders, as of and after the Effective Time. If the Distribution occurs, any amounts advanced or contributed by Equifax to ChoicePoint after the Effective Time shall be repaid by ChoicePoint, together with the payments prescribed by Section 8.03 hereof, as set forth in
Section 8.03.

     Section 2.07 Revolving Credit Agreement. ChoicePoint shall use all reasonable efforts promptly to obtain, and to satisfy all conditions for borrowing under the Revolving Credit Agreement in an amount sufficient to allow ChoicePoint to conduct the business of ChoicePoint after the Distribution Date.

     Section 2.08  Guaranteed ChoicePoint and Equifax Liabilities.

            (a) ChoicePoint shall use all reasonable efforts (excluding payment of money) to obtain as promptly as practicable after the Distribution Date the release of Equifax from its obligations with respect to Guaranteed ChoicePoint Liabilities. In no event shall any member of the ChoicePoint Group extend the term of any Guaranteed ChoicePoint Liabilities (such as by exercising an option to renew a lease) or modify any such Guaranteed ChoicePoint Liability, in either instance in any way that would increase the liability guaranteed thereunder unless the guarantee of Equifax is released as to any extended or modified liability obligations under such Guaranteed ChoicePoint Liabilities or Equifax otherwise consents in writing.

            (b) Equifax shall use all reasonable efforts (excluding payment of money) to obtain as promptly as practicable after the Distribution Date the release of ChoicePoint from its obligations with respect to Guaranteed Equifax Liabilities. In no event shall any member of the Equifax Group extend the term of any Guaranteed Equifax Liabilities (such as by exercising an option to renew a lease) or modify any such Guaranteed Equifax Liability, in either instance in any way that would increase the liability guaranteed thereunder unless the guarantee of ChoicePoint is released as to any extended or modified liability obligations under such Guaranteed Equifax Liabilities or ChoicePoint otherwise consents in writing.

            (c) In the event that Equifax is required to pay any Guaranteed ChoicePoint Liabilities, without limiting any of Equifax's rights and remedies against ChoicePoint under this Agreement or otherwise, in order to secure ChoicePoint's indemnity obligations to Equifax hereunder in respect of such Guaranteed ChoicePoint Liabilities, Equifax shall be entitled to all the rights of the payee in any property of any


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member of the ChoicePoint Group pledged as security for such Guaranteed
ChoicePoint Liabilities.

            (d) In the event that ChoicePoint is required to pay any Guaranteed Equifax Liabilities, without limiting any of ChoicePoint's rights and remedies against Equifax under this Agreement or otherwise, in order to secure Equifax's indemnity obligations to ChoicePoint hereunder in respect of such Guaranteed Equifax Liabilities, ChoicePoint shall be entitled to all the rights of the payee in any property of any member of the Equifax Group pledged as security for such Guaranteed Equifax Liabilities.

     Section 2.09  Insurance.

            (a) If the Distribution occurs, ChoicePoint will use its best efforts to procure and maintain directors' and officers' liability insurance coverage at least equal to the amount of Equifax's current directors' and officers' insurance coverage with respect to directors and officers of Equifax who will become directors and officers of ChoicePoint as of the Distribution Date for acts as directors and officers of members of the ChoicePoint Group for periods from and after the Distribution Date.

            (b) If the Distribution occurs, Equifax will use its best efforts to maintain directors' and officers' liability insurance coverage at least equal to the amount of Equifax's current directors' and officers' liability insurance coverage for a period of five years from the Distribution Date with respect to the directors and officers of Equifax who will become directors and officers of members of the ChoicePoint Group as of the Distribution Date for acts as directors and officers of members of the Equifax Group during periods prior to the Distribution Date.

                                  ARTICLE III

                                THE DISTRIBUTION

     Section 3.01  Cooperation Prior to the Distribution.

            (a) Equifax and ChoicePoint shall prepare, and Equifax shall mail to the holders of Equifax Common Stock, the Prospectus, which shall set forth appropriate disclosure concerning ChoicePoint, the Distribution and any other appropriate matters. Equifax and ChoicePoint shall also prepare, and ChoicePoint shall file with the Commission, the Form S-1, which shall include the Prospectus. Equifax and ChoicePoint shall use all reasonable efforts to cause the Form S-1 to become effective under the Securities Act.

            (b) Equifax shall, as the sole shareholder of ChoicePoint, approve and adopt the ChoicePoint employee benefit plans contemplated by the Employee Benefits Agreement and Equifax and ChoicePoint shall cooperate in preparing, filing with the Commission under the Securities Act and causing to become effective not later than the

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Distribution Date any registration statements or amendments thereto that are appropriate to reflect the establishment of or amendments to any employee benefit plan of ChoicePoint contemplated by the Employee Benefits Agreement, including without limitation, the Form S-8 with respect thereto, except that ChoicePoint shall not be required to file with the Commission prior to the Distribution Date any registration statements relating to any grantor trusts that may be contemplated by the Employee Benefits Agreement.

            (c) Equifax and ChoicePoint shall take all such action as may be necessary or appropriate under the securities or blue sky laws of states or other political subdivisions of the United States in connection with the transactions contemplated by this Agreement or any Ancillary Agreement.

            (d) ChoicePoint shall prepare, file and use its best efforts to cause to be approved prior to the Record Date, the application to permit listing of the ChoicePoint Common Stock on the New York Stock Exchange.

            (e) Equifax and ChoicePoint shall take all such actions as may be deemed necessary to secure a favorable ruling from the IRS that the Distribution is not taxable to Equifax or its shareholders pursuant to Section 355 of the Code.

     Section 3.02 Equifax Board Action; Conditions Precedent to the Distribution. Equifax's Board of Directors, or a duly appointed committee thereof, shall, in its sole discretion, establish the Record Date and the Distribution Date and any appropriate procedures in connection with the Distribution. In no event shall the Distribution occur unless the following conditions shall have been satisfied:

            (a) all necessary regulatory approvals shall have been received;

            (b) the Form S-1 shall have become effective under the Securities Act;

            (c) the ChoicePoint Board of Directors, as named in the Form S-1, shall have been elected by Equifax, as sole shareholder of ChoicePoint, and the ChoicePoint Articles and ChoicePoint Bylaws shall have been adopted and be in effect;

            (d) the ChoicePoint Common Stock shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance;

            (e) Equifax shall have received a favorable ruling from the IRS that the Distribution will not be taxable to Equifax or its shareholders pursuant to Section 355 of the Code;

            (f) ChoicePoint shall have entered into the Revolving Credit Agreement;


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


            (g) ChoicePoint (or its appropriate subsidiary) shall have performed fully its (or their) obligations under Section 2.02; and

            (h) no order, injunction or decree issued by any court of competent jurisdiction or other legal restraint or prohibition preventing consummation of the Distribution shall be in effect.

     Section 3.03 The Distribution. On or before the Distribution Date, subject to satisfaction or waiver of the conditions set forth in this Agreement, Equifax shall deliver to the Distribution Agent a certificate or certificates representing all of the then outstanding shares of ChoicePoint Common Stock held by the Equifax Group, endorsed in blank, and shall instruct the Distribution Agent, except as otherwise provided in Sections 3.04 and 3.05, to distribute to each holder of record of Equifax Common Stock on the Record Date one share of ChoicePoint Common Stock for each ten shares of Equifax Common Stock so held either by crediting the holder's brokerage account or by delivering a certificate or certificates representing such shares. ChoicePoint agrees to provide all certificates for shares of ChoicePoint Common Stock that the Distribution Agent shall require in order to effect the Distribution.

     Section 3.04 Fractional Shares. The Distribution Agent shall not distribute any fractional share of ChoicePoint Common Stock. The Distribution Agent shall aggregate all such fractional shares and sell them in an orderly manner after the Distribution Date in the open market and, after completion of such sales, distribute a pro rata portion of the proceeds from such sales, based upon the average gross selling price of all such ChoicePoint Common Stock, less a pro rata portion of the aggregate brokerage commissions payable in connection with such sales, to each holder of Equifax Common Stock who would otherwise have received a fractional share of ChoicePoint Common Stock.

     Section 3.05 Stock Trusts. The Distribution Agent shall not distribute in the Distribution any shares of ChoicePoint Common Stock to the Stock Benefit Trust or the Rabbi Trust.

                                   ARTICLE IV

                                INDEMNIFICATION

     Section 4.01 ChoicePoint Indemnification of the Equifax Group. If the Distribution occurs, on and after the Distribution Date, ChoicePoint shall indemnify, defend and hold harmless each member of the Equifax Group, and each of their respective directors, officers, employees and agents (the "Equifax Indemnitees") from and against any and all Indemnifiable Losses incurred or suffered by any of the Equifax Indemnitees and arising out of, or due to, (a) the failure of ChoicePoint or any member of the ChoicePoint Group to pay, perform or otherwise discharge, any of the ChoicePoint Liabilities and (b) any untrue statement or alleged untrue statement of any material fact contained in the

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preliminary or final Form S-1, the preliminary or final Prospectus or any amendment or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (other than the information provided by Equifax contained in the Section entitled "Equifax Inc." of the preliminary or final Form S-1, the preliminary or final Prospectus or any amendment or supplement thereto).

     Section 4.02 Equifax Indemnification of ChoicePoint Group. If the Distribution occurs, on and after the Distribution Date, Equifax shall indemnify, defend and hold harmless each member of the ChoicePoint Group and each of their respective directors, officers, employees and agents (the "ChoicePoint Indemnitees") from and against any and all Indemnifiable Losses incurred or suffered by any of the ChoicePoint Indemnitees and arising out of, or due to, (a) the failure of Equifax or any member of the Equifax Group to pay, perform or otherwise discharge, any of the Equifax Liabilities and (b) any untrue statement or alleged untrue statement of any material fact contained in the Section entitled "Equifax Inc." of the preliminary or final Form S-1, the preliminary or final Prospectus or any amendment or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading.

     Section 4.03 Contribution. In circumstances in which the indemnity agreements provided for in Sections 4.01(b) and 4.02(b) are unavailable or insufficient, for any reason, to hold harmless an indemnified party in respect of any Indemnifiable Losses, each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such Indemnifiable Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such Indemnifiable Losses, as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by ChoicePoint or Equifax, the parties' relative intents, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances.

     Section 4.04 Insurance and Third Party Obligations. No insurer or any other third party shall be, by virtue of the foregoing indemnification provisions, (a) entitled to a benefit it would not be entitled to receive in the absence of such provisions, (b) relieved of the responsibility to pay any claims to which it is obligated, or (c) entitled to any subrogation rights with respect to any obligation hereunder.

                                   ARTICLE V

                           INDEMNIFICATION PROCEDURES

     Section 5.01 Notice and Payment of Claims. If any Equifax or ChoicePoint Indemnitee (the "Indemnified Party") determines that it is or may be entitled to indemnification by a party (the "Indemnifying Party") under Article V (other than in connection with any Action or claim subject to Section 5.02), the Indemnified Party shall deliver to the Indemnifying Party a written notice specifying, to the extent reasonably practicable, the basis for its claim for indemnification and the amount for which the Indemnified Party reasonably believes it is entitled to be indemnified. After the Indemnifying Party shall have been notified of the amount for which the Indemnified Party seeks indemnification, the Indemnifying Party shall, within 30 days after receipt of such notice, pay the Indemnified Party such amount in cash or other immediately available funds (or reach agreement with the Indemnified Party as to a mutually agreeable alternative payment schedule) unless the Indemnifying Party objects to the claim for indemnification or the amount thereof. If the Indemnifying Party does not give the Indemnified Party written notice objecting to such claim and setting forth the grounds therefor within the same 30 day period, the Indemnifying Party shall be deemed to have acknowledged its liability for such claim and the Indemnified Party may exercise any and all of its rights under applicable law to collect such amount. Any amount owed under this Section 5.01 that is past due shall bear interest at a simple rate of interest per annum equal to the Prime Rate plus 2%.

     Section 5.02 Notice and Defense of Third Party Claims. Promptly following the earlier of (a) receipt of notice of the commencement by a third party of any Action against or otherwise involving any Indemnified Party or (b) receipt of information from a third party alleging the existence of a claim against an Indemnified Party, in either case, with respect to which indemnification may be sought pursuant to this Agreement (a "Third Party Claim"), the Indemnified Party shall give the Indemnifying Party written notice thereof. The failure of the Indemnified Party to give notice as provided in this Section 5.02 shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent that the Indemnifying Party is prejudiced by such failure to give notice. Within 30 days after receipt of such notice, the Indemnifying Party shall by giving written notice thereof to the Indemnified Party, (a) acknowledge, as between the parties hereto, liability for, and at its option assumption of the defense of such Third Party Claim at its sole cost and expense or (b) object to the claim of indemnification set forth in the notice delivered by the Indemnified Party pursuant to the first sentence of this Section 5.02 setting forth the grounds therefor; provided that if the Indemnifying Party does not within the same 30 day period give the Indemnified Party written notice acknowledging liability and electing to assume the defense or objecting to such claim and setting forth the grounds therefor, the Indemnifying Party shall be deemed to have acknowledged, as between the parties hereto, its liability to the Indemnified Party for such Third Party Claim. Any contest of a Third Party Claim as to which the Indemnifying Party has elected to assume the defense shall be conducted by attorneys employed by the

Indemnifying Party and reasonably satisfactory to the Indemnified Party; provided that the Indemnified Party shall have the right to participate in such proceedings and to be represented by attorneys of its own choosing at the Indemnified Party's sole cost and expense. If the Indemnifying Party assumes the defense of a Third Party Claim, the Indemnifying Party may settle or compromise the claim without the prior written consent of the Indemnified Party; provided that the Indemnifying Party may not agree to any such settlement pursuant to which any remedy or relief, other than monetary damages for which the Indemnifying Party shall be responsible hereunder, shall be applied to or against the Indemnified Party, without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld. If the Indemnifying Party does not assume the defense of a Third Party Claim for which it has acknowledged liability for indemnification under Article V, the Indemnified Party may require the Indemnifying Party to reimburse it on a current basis for its reasonable expenses of investigation, reasonable attorney's fees and reasonable out-of-pocket expenses incurred in defending against such Third Party Claim and the Indemnifying Party shall be bound by the result obtained with respect thereto by the Indemnified Party; provided that the Indemnifying Party shall not be liable for any settlement effected without its consent, which consent shall not be unreasonably withheld. The Indemnifying Party shall pay to the Indemnified Party in cash the amount for which the Indemnified Party is entitled to be indemnified (if any) within 15 days after the final resolution of such Third Party Claim (whether by the final nonappealable judgment of a court of competent jurisdiction or otherwise), or, in the case of any Third Party Claim as to which the Indemnifying Party has not acknowledged liability, within 15 days after such Indemnifying Party's objection has been resolved by settlement, compromise or the final nonappealable judgment of a court of competent jurisdiction.

                                   ARTICLE VI

                                EMPLOYEE MATTERS

     Section 6.01 Employees. Unless otherwise agreed upon by Equifax and ChoicePoint, no employees who have previously provided services for both the Equifax Group and the ChoicePoint Group will become employees of ChoicePoint after the Effective Time.

     Section 6.02 Employee Benefits Agreement. All matters relating to or arising out of any employee benefit, compensation or welfare arrangement in respect of any present and former employee of the Equifax Group or the ChoicePoint Group shall be governed by the Employee Benefits Agreement, except as may be expressly stated herein. In the event of any inconsistency between the Employee Benefits Agreement and this Agreement or any Ancillary Agreement, the Employee Benefits Agreement shall govern.

                                  ARTICLE VII

                                  TAX MATTERS

     Section 7.01 Tax Sharing and Indemnification Agreement. All matters relating to Taxes shall be governed exclusively by the Tax Sharing and Indemnification Agreement, except as may be expressly stated herein. In the event of any inconsistency between the Tax Sharing and Indemnification Agreement and this Agreement or any other Ancillary Agreement, the Tax Sharing and Indemnification Agreement shall govern.

                                  ARTICLE VIII

                               ACCOUNTING MATTERS

     Section 8.01 Allocation of Prepaid Items and Reserves. All prepaid items and reserves that have been maintained by Equifax on a consolidated basis but that relate in part to assets or liabilities of the ChoicePoint Group shall be allocated between Equifax and ChoicePoint as determined by Equifax in its reasonable discretion.

     Section 8.02 Accounting Treatment of Assets Transferred and Liabilities Assumed.

             (a) The transfer by Equifax of the shares of capital stock of Osborn, EGSS and Services to ChoicePoint pursuant to this Agreement shall constitute a contribution by Equifax to the capital of ChoicePoint.

             (b) The transfer by Equifax Europe UK, Ltd. of substantially all of the Assets and Liabilities of CUE UK to ChoicePoint Ltd. shall be treated as a sale and purchase.

     Section 8.03 Intercompany Accounts. On or before the Distribution Date, Equifax shall prepare and deliver to ChoicePoint a preliminary ISG Balance Sheet which shall set forth good faith estimates of all intercompany account balances between members of the Equifax Group and members of the ChoicePoint Group as of the Effective Time. On the Distribution Date, all estimated account balances set forth on the preliminary ISG Balance Sheet shall be paid in full by ChoicePoint to Equifax. Within 30 business days after the Effective Time, Equifax shall prepare and deliver to ChoicePoint a final ISG Balance Sheet which shall set forth all intercompany account balances between members of the Equifax Group and members of the ChoicePoint Group as of the Effective Time. Within ten business day after the delivery of the final ISG Balance Sheet, Equifax shall pay to ChoicePoint or ChoicePoint shall pay to Equifax, as the case may be, the difference between the estimated account balances set forth on the preliminary ISG Balance Sheet and the final account balances set forth on the final ISG Balance Sheet. Any disputes arising from the adjustments required by the final ISG Balance Sheet shall be resolved in accordance with Section 15.10 hereof.

                                   ARTICLE IX

                          DATA, PRODUCTS AND SERVICES

     Section 9.01 Intercompany Information Services Agreement. All matters relating to the ownership of and the right to use data owned or maintained by any member of the Equifax Group or the ChoicePoint Group shall be governed exclusively by the Intercompany Information Services Agreement, except as maybe expressly stated herein. In the event of any inconsistency between the Intercompany Information Services Agreement, the Intellectual Property Agreement and this Agreement or any Ancillary Agreement, the Intercompany Information Services Agreement shall govern.

                                   ARTICLE X

                             INTELLECTUAL PROPERTY

     Section 10.01 Intellectual Property Agreement. All matters relating to the ownership and right to use intellectual property, other than data, shall be governed exclusively by the Intellectual Property Agreement. In the event of any inconsistency between the Intellectual Property Agreement and this Agreement or any Ancillary Agreement, the Intellectual Property Agreement shall govern.

                                   ARTICLE XI

                               TRANSITION SUPPORT

     Section 11.01 Transition Support Agreement. All matters relating to the provision of support by the Equifax Group to the ChoicePoint Group after the Effective Time shall be governed exclusively by the Transition Support Agreement, except as may be expressly stated herein. In the event of any inconsistency between the Transition Support Agreement and this Agreement or any Ancillary Agreement, the Transition Support Agreement shall govern.

                                  ARTICLE XII

                             REAL PROPERTY MATTERS

     Section 12.01 Real Estate Agreements. All matters relating to real property to be owned, leased, occupied or shared by the Equifax Group or the ChoicePoint Group after the Effective Time shall be governed by the Real Estate Agreements. In the event of any inconsistency between the Real Estate Agreements and this Agreement or any Ancillary Agreement, the Real Estate Agreements shall govern.

                                  ARTICLE XIII

                                  INFORMATION

     Section 13.01 Provision of Corporate Records. As soon as practicable following the Effective Time, Equifax and ChoicePoint shall each arrange for the provision to the other of existing corporate documents (e.g. minute books, stock registers, stock certificates, documents of title, contracts, etc.) in its possession relating to the other or its business and affairs or to any other entity that is part of such other's respective Group or to the business and affairs of such other entity.

     Section 13.02 Access to Information. From and after the Effective Time, Equifax and ChoicePoint shall each afford the other and its accountants, counsel and other designated representatives reasonable access (including using reasonable efforts to give access to persons or firms possessing information) and duplicating rights during normal business hours to all records, books, contracts, instruments, computer data and other data and information in its possession relating to the business and affairs of the other or a member of its Group (other than data and information subject to an attorney/client or other privilege), insofar as such access is reasonably required by the other including, without limitation, for audit, accounting and litigation purposes.

     Section 13.03 Litigation Cooperation. Equifax and ChoicePoint shall each use reasonable efforts to make available to the other, upon written request, its officers, directors, employees and agents, and the officers, directors, employees and agents of its subsidiaries, as witnesses to the extent that such persons may reasonably be required in connection with any legal, administrative or other proceedings arising out of the business of the other, or of any entity that is part of the others' respective Group, prior to the Effective Time in which the requesting party or one of its subsidiaries may from time to time be involved.

     Section 13.04 Retention of Records. Except as otherwise required by law or agreed to in writing, each party shall, and shall cause the members of its Group to, retain all information relating to the other's business in accordance with the past practice of such party. Notwithstanding the foregoing, either party may destroy or otherwise dispose of any information at any time in accordance with the corporate record retention policy maintained by such party with respect to its own records.

     Section 13.05 Confidentiality. Each party shall, and shall cause each member of its Group to, hold and cause its directors, officers, employees, agents, consultants and advisors to hold, in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of law, all information concerning the other party (except to the extent that such information can be shown to have been (a) in the public domain through no fault of such disclosing party or (b) later lawfully acquired after the Effective Time on a non-confidential basis from other sources by the disclosing party), and neither party shall release or disclose such information to any other person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors who shall be advised of the provisions of this Section 13.05 and be bound by them. Each party shall be deemed to have satisfied its obligation to hold confidential information concerning or supplied by the other party if it exercises the same care as it takes to preserve confidentiality for its own similar information.

                                  ARTICLE XIV

                              INTEREST ON PAYMENTS

     Section 14.01 Interest. Except as otherwise expressly provided in this Agreement or an Ancillary Agreement, all payments by one party to the other under this Agreement or any Ancillary Agreement shall be paid, by Company check or wire transfer of immediately available funds to an account in the United States designated by the recipient, within 30 days after receipt of an invoice or other written request for payment setting forth the specific amount due and a description of the basis therefor in reasonable detail. Any amount remaining unpaid beyond its due date, including disputed amounts that are ultimately determined to be payable, shall bear interest at a rate of simple interest per annum equal to the Prime Rate plus 2%.

                                   ARTICLE XV

                                 MISCELLANEOUS

     Section 15.01 Expenses. Except as specifically provided in this Agreement or any Ancillary Agreement, all costs and expenses incurred in connection with the preparation, execution, delivery and implementation of this Agreement and the Ancillary Agreements and with the consummation of the transactions contemplated by this Agreement (including transfer taxes and the fees and expenses of the Distribution Agent and of all counsel, accountants and financial and other advisors) shall be paid by Equifax. Without limiting the foregoing, Equifax shall pay the legal, filing, accounting, printing and other expenses in connection with the preparation, printing and filing of the Form S-1.

     Section 15.02 Notices. All notices and communications under this Agreement shall be deemed to have been given (a) when received, if such notice or communication is delivered by facsimile, hand delivery or overnight courier, and, (b) three (3) business days after mailing if such notice or communication is sent by United States registered or certified mail, return receipt requested, first class postage prepaid. All notices and communications, to be effective, must be properly addressed to the party to whom the same is directed at its address as follows:

              If to Equifax, to:

                        Equifax Inc.
                        1600 Peachtree Street, N.W.
                        Atlanta, GA  30309
                        Attention:  Bruce S. Richards
                        Corporate Vice President and General Counsel
                        Fax:  (404) 885-8682

                        with a copy to:

                        Thomas F. Chapman
                        President and Chief Operating Officer
                        Equifax Inc.
                        1600 Peachtree Street, N.W.
                        Atlanta, GA  30309
                        Fax:  (404) 885-8766.


              If to ChoicePoint, to:

                        ChoicePoint Inc.
                        1000 Alderman Drive
                        Alpharetta, GA  30005
                        Attention:  J. Michael de Janes, Esq.
                        Fax:  (770) 752-5939

                        with a copy to:

                        Derek V. Smith
                        President and Chief Executive Officer
                        ChoicePoint Inc.
                        1000 Alderman Drive
                        Alpharetta, GA  30005
                        Fax:  (770) 752-6243.

Either party may, by written notice delivered to the other party in accordance with this Section 15.02, change the address to which delivery of any notice shall thereafter be made.

     Section 15.03 Amendment and Waiver. This Agreement may not be altered or amended, nor may any rights hereunder be waived, except by an instrument in writing executed by the party or parties to be charged with such amendment or waiver. No waiver of any terms, provision or condition of or failure to exercise or delay in exercising any rights or remedies under this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, provision, condition, right or remedy or as a waiver of any other term, provision or condition of this Agreement.

     Section 15.04 Entire Agreement. This Agreement, together with the Ancillary Agreements, constitutes the entire understanding of the parties hereto with respect to the subject matter hereof, superseding all negotiations, prior discussions and prior agreements and understandings relating to such subject matter. To the extent that the provisions of this Agreement are inconsistent with the provisions of any Ancillary Agreement, the provisions of such Ancillary Agreement shall prevail with respect to the subject matter hereof.

     Section 15.05 Parties in Interest. Neither of the parties hereto may assign its rights or delegate any of its duties under this Agreement without the prior written consent of each other party. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns. Nothing contained in this Agreement, express or implied, is intended to confer any benefits, rights or remedies upon any person or entity other than members of the Equifax Group and the ChoicePoint Group and the Equifax Indemnitees and ChoicePoint Indemnitees under Articles IV and V hereof.

     Section 15.06 Further Assurances and Consents. In addition to the actions specifically provided for elsewhere in this Agreement, each of the parties hereto will use its reasonable efforts to (a) execute and deliver such further instruments and documents and take such other actions as any other party may reasonably request in order to effectuate the purposes of this Agreement and to carry out the terms hereof and (b) take, or cause to be taken, all actions, and do, or cause to be done, all things, reasonably necessary, proper or advisable under applicable laws, regulations and agreements or otherwise to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, using its reasonable efforts to obtain any consents and approvals, make any filings and applications and remove any liens, claims, equity or other encumbrance on an Asset of the other party necessary or desirable in order to consummate the transactions contemplated by this Agreement; provided that no party hereto shall be obligated to pay any consideration therefor (except for filing fees and other similar charges) to any third party from whom such consents, approvals and amendments are requested or to take any action or omit to take any action if the taking of or the omission to take such action would be unreasonably burdensome to the party or its Group or the business thereof.

     Section 15.07 Severability. The provisions of this Agreement are severable and should any provision hereof be void, voidable or unenforceable under any applicable law, such provision shall not affect or invalidate any other provision of this Agreement, which shall continue to govern the relative rights and duties of the parties as though such void, voidable or unenforceable provision were not a part hereof.

     Section 15.08 Governing Law. This Agreement shall be construed in accordance with, and governed by, the laws of the State of Georgia, without regard to the conflicts of law rules of such state.

     Section 15.09 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute but one and the same Agreement.

     Section 15.10  Disputes.

            (a) All disputes arising from or in connection with this Agreement, whether based on contract, tort, statute or otherwise, including, but not limited to, disputes in connection with claims by third parties (collectively, "Disputes"), shall be resolved only in accordance with the provisions of this Section 15.10; provided, however, that nothing contained herein shall preclude either party from seeking or obtaining (i) injunctive relief to prevent an actual or threatened breach of any of the provisions of this Agreement, or (ii) equitable or other judicial relief to enforce the provisions of this Section 15.10 hereof or to preserve the status quo pending resolution of Disputes hereunder.

            (b) Either party may give the other party written notice of any Dispute not resolved in the normal course of business. Within 10 days after delivery of the notice of a Dispute, the receiving party shall submit to the other a written response. The notice and the response shall include a statement of such party's position and a summary of arguments supporting that position and the name and title of the executive who will represent that party and of any other person who will accompany such executive in resolving the Dispute. Within twenty (20) days after delivery of the first notice, the executives of both parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, and shall negotiate in good faith to attempt to resolve the Dispute. All reasonable requests for information made by one party to the other will be honored.

            (c) If the Dispute has not been resolved by negotiation within sixty (60) days of the first party's notice, the Dispute shall be submitted, upon application of either party, for resolution by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "Rules"). Arbitration shall be by a single arbitrator experienced in the matters that are at issue in the Dispute, which arbitrator shall be selected by the parties in accordance with the Rules. The arbitration shall be conducted in Atlanta, Georgia (or at any other place agreed upon by the parties and the arbitrator). The decision of the arbitrator shall be final and binding as to all matters at issue in the Dispute; provided, however, if necessary such decision may be enforced by either party in any court of law having jurisdiction over the parties or the subject matter of the Dispute. Unless the arbitrator shall assess the costs and expenses of the arbitration proceeding and of the parties differently, each party shall pay its costs and expenses incurred in connection with the arbitration proceeding, and the costs and expenses of the arbitrator shall be shared equally by the parties.


     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

                                   EQUIFAX INC.

                                   /s/ Bruce S. Richards
                                   -------------------------------------
                                   Bruce S. Richards
                                   Corporate Vice President and General Counsel


                                   CHOICEPOINT INC.

                                   /s/ Derek V. Smith
                                   ------------------------------------
                                   Derek V. Smith
                                   President and Chief Executive Officer